UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)    February 10, 2015

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	47-1053457 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 and 7.01.   Results of Operations and Financial Condition and Regulation FD Disclosure

On February 12, 2015, j2 Global, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2014, and the following financial guidance for fiscal year 2015: revenues between $690 and $710 million and Adjusted Non-GAAP earnings per diluted share of between $3.73 and $3.97.

The Company also announced that it has declared a quarterly cash dividend of $0.2925 per common share. The dividend will be paid on March 9, 2015, to all shareholders of record as of the close of business on February 23, 2015. Future dividends will be subject to approval by the Company’s Board of Directors (the “Board”). The Company also announced that it has extended its one-year five million share repurchase program set to expire February 19, 2015, by an additional year. Approximately 2.9 million shares remain available for purchase under the program. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Also on February 12, 2015, at 5:00 p.m. Eastern Time, the Company hosted its fourth quarter and year-end 2014 earnings conference call and Webcast. Via the Webcast, the Company presented portions of its February 2015 Investor Presentation, which contains a summary of the Company’s financial results for the fiscal year ended December 31, 2014, financial estimates for fiscal year 2015 and certain other financial and operating information regarding the Company. A copy of this presentation is furnished as Exhibit 99.2 to this Form 8-K.

NOTE: This information is being furnished under both Item 2.02 (Results of Operations and Financial Condition) and Item 7.01 (Regulation FD Disclosure) of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On February 10, 2015, the Board appointed Jon Miller as a director, effective immediately. Mr. Miller is currently a partner with venture capital firm Advancit Capital and previously served as Chief Executive Officer of NewsCorp Digital Media, Chairman and Chief Executive Officer of AOL, Inc., and Chief Executive Officer and President of Information and Services for USA Interactive (now IAC Corp).

Mr. Miller was also appointed to serve on the Corporate Governance and Nominating committee of the Board.

Mr. Miller will be compensated in accordance with the Company’s compensation policies for Board members as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 26, 2014, under the section titled “Director Compensation.”

There are no transactions or relationships between the Company and Mr. Miller that are reportable under Item 404(a) of Regulation S-K.

Mr. Miller is expected to stand for election to the Board at the Company’s 2015 Annual Meeting of Stockholders to be held on May 6, 2015.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

99.1	Press Release dated February 12, 2015.

99.2	February 2015 Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: February 12, 2015	By:	/s/ R. Scott Turicchi
R. Scott Turicchi President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated February 12, 2015.

99.2	February 2015 Investor Presentation.